Exhibit 3.183

BYLAWS

OF

U.S. TELEPHONE OF VIRGINIA, INC.

ARTICLE I

OFFICE AND AGENT

1.01       Registered Office and Agent. The registered office of the Corporation shall be at 5511 Staples Mill Road, Richmond Virginia 23228, and the name of the registered agent of the Corporation at such address is Edward R. Parker.

1.02       Other Offices. The Corporation may also have offices at such other places within and without the State of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF SHAREHOLDERS

2.01      Annual Meeting. An annual meeting of the shareholders shall be held on the fourth Wednesday of June of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following or as soon thereafter as practicable. At each annual meeting the shareholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meetings.

2.02      General Meetings. Meetings of shareholders for any purpose whether for election of directors or otherwise, may be held at such time and place, within or without the State of Virginia, shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.03      Call for Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chief Executive Officer, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business tran-sacted at all special meetings shall be confined to the objects stated in the notice of the meeting, unless such notice shall have been waived.

2.04       Notice. Unless notice is waived, written or printed notice stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meetings, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. Such notice, if mailed, shall be addressed to each shareholder at the address shown for him on the books of the Corporation.  No notice of an adjourned meeting of shareholders need be given unless expressly required by statute.

2.05       Quorum; Adjustments. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, or by the Articles of Incorporation or by these Bylaws. Whether or not there is a quorum at any meeting of such holders, the holders of a majority in number of such shares present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally convened. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question before such meeting, unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough share holders to leave less than a quorum.

2.06       Voting. At each meeting of the shareholders of the Corporation, each holder of record of shares of capital stock of the Corporation who was such holder on the date fixed by the Board of Directors as the record date as herein provided for determining person entitled to vote at such meeting shall be entitled to cast, in person or by proxy, one vote for each such share held by him on such record date, and shall not be entitled to cumulate such votes.

Neither the election of Directors nor, except as may otherwise be provided by law, any other vote of shareholder need be by ballot unless a qualified voter present so requests. In any vote by ballot, a ballot shall be signed by the shareholder or proxy voting and shall state the number of shares voted thereby.

Treasury shares, shares of the capital stock of the Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the capital stock of the Corporation held by the Corporation in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Shares of the capital stock of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name.Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither for the purpose of the election of directors nor for any other purpose shall it be necessary for a vote to be counted or reported by judges or inspectors of election.

2.07       Consent of Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as an unanimous vote of shareholders.

ARTICLE III

DIRECTORS

3.01       Powers. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.02      Number and Election. The initial Board of Directors shall consist of three directors who need not be shareholders or residents of the State of Virginia. The shareholders shall determine the number of directors from time to time, and each such determination shall be a continuing determination of the number of directors until changed by the shareholders. The directors shall be elected at the annual meeting of the shareholders as herein provided, and each director elected shall hold office until his successor shall be elected and shall qualify.  Any vacancy in the Board of Directors may be filled by a majority vote of the directors then in office, whether or not the number of directors then in office shall constitute a quorum.

3.03      Removal. Any director may be removed, with or without cause, at any duly constituted meeting of shareholders called expressly for the purpose, by the affirmative vote of shareholders present in person or by proxy at such meeting representing a majority in number of shares entitled to be voted in elections of directors.

ARTICLE IV

NOTICES

4.01      Formalities of Notices. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall have been deposited in the United States mails as aforesaid.

4.02       Waiver of Notices. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.  Signing the minutes of any meeting (whether the original or a copy thereof) shall be deemed a waiver by such signer of notice of such meeting and of any formalities with respect to such meeting.

ARTICLE V

OFFICERS

5.01      Officers. The Officers of the Corporation shall be elected by the directors and shall include a Chairman of the Board of Directors and Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

5.02       Election of Officers; Term; Removal. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the officers, none of whom need be members of the Board.  Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death, resignation or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

5.03       Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices subject to the super—vision and direction of the Board. The officers of the Corporation may be as follows:

(a)         Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer of the Corporation unless otherwise provided by the Board of Directors and shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board. The Chairman of the Board shall preside at all meetings of the Board and shall be ex officio a member of all committees of directors and shall perform such other duties as shall be assigned him from time to time by the Board. He shall, unless otherwise directed by the Board or by any committee thereunto duly authorized, attend in person or by substitute or by proxy appointed by him and act and vote on behalf of the Corporation at all meetings of the shareholders of any cor-poration in which the Corporation holds stock. He shall also have all the powers of the President.

(b)         The President. The President shall be the chief operating officer of the Corporation. The President, when present, shall pre-side at all meetings of the shareholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board. He may execute and deliver, in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board unless the execution and delivery there of shall be expressly delegated by these Bylaws or by the Chairman to some other officer or agent of the Corporation.

(c)         Vice Presidents. Vice presidents shall perform the duties assigned to them by the Board or delegated to them by the President and, in order of seniority, at his request or in his absence, shall perform as well as the duties of the President’s office.

(d)         The Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors, of all committees and of the shareholders and shall be custodian of all corporate records and of the seal of the Corporation. He shall see that all notices are duly given in accordance with these Bylaws or as required by law.

(e)         Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, or at his request, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(f)         The Treasurer. The Treasurer shall be the principal accounting officer of the Corporation and shall have charge of all corporate funds and securities and shall keep a record of the property and indebtedness of the Corporation. He shall, if required by the Board, given bond for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other personal property of whatever kind in his possession or under his control to the Corporation, such sum and with such surety or sureties as the Board may require, but the Corporation shall pay all premiums and other expenses in connection with such bond.

(d)        Assistant Treasurers. The assistant treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer or at his request, perform the other duties and have such other powers as the Board of Directors may from time to time prescribe.

(h)        Other Offices. The Board may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Corporation. In addition, the Board may authorize the President or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Corporation.

5.04       Salaries. The salaries of all officers and agents of the Corpo-ration shall be fixed from time to time by the Board of Directors.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.01      Form and Content. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered by classes. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a vice president and the Secretary or an assistant secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The name of the person owning the shares represented thereby, with the number of such shares and the date of their issue, shall be entered in the books of the Corporation as they are issued.

6.02       Books and Records. The Corporation shall maintain at its principal place of business or at its registered office, under the supervision of the appropriate officers, correct and complete books and records of account, minu-tes of all meetings of the Board of Directors and the shareholders, a record of its shareholders giving the names and addresses of all shareholders and the number of shares held by each, and such other books and records as may be necessary or convenient to the conduct of the business or affairs of the Corporation or as the Board of Directors shall from time to time determine.

6.03      Lost Certificates.  In case of loss or destruction of the certificate representing shares in the Corporation, no new certificate shall be issued in lieu thereof except on proof of such loss or destruction satisfactory to the Board of Directors and upon the giving of satisfactory security, by bond or otherwise, against loss by the Corporation.  Any such new certificate shall be plainly marked “duplicate” upon its face.

6.04      Transfer.  Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assign-ment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.05       Record Holder.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, or any limitation upon the ownership power or authority of such holder, whether or not it shall have express or other notice thereof, except as otherwise pro-vided by law.

ARTICLE VII

DIVIDENDS

7.01      Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors, at any regular or special meeting, out of the surplus of the Corporation and shall be payable at such time or times as the Board shall determine. Dividends may be paid in cash, in property or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation. The Board of Directors may fix in advance a record date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than thirty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolutions declaring such dividend shall be the record date.

ARTICLE VIII

INDEMNIFICATION

8.01      General.  Every person now or hereafter serving as a director or officer of the Company shall be indemnified by the Company (except as specifically limited below) against judgments, penalties (including excise and simi-lar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with any proceeding (which term shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding); but if the proceeding was brought by or in behalf of the Company, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding. As used herein, the term ‘director’ shall mean any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employment benefit plan or other enterprise. As used herein, the term ‘official capacity’ shall mean, when used with respect to a director, the office of a director in the Company and, when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer in behalf of the Company.

8.02       Indemnification of Directors.  The Company may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Company only if it is determined in accordance with 8.04 that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company’s best interest; and (ii) in all other cases, that his conduct was at least not opposed to the Company’s best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction, or a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements of this Section.

8.03       Indemnification Not Permitted. A director may not be indemnified under 8.02 for obligations resulting from a proceeding (a) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or (b) in which the person is found liable to the Company.

8.04      Determination of Indemnification. A determination of indemnification under 8.02 must be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respon-dents in the proceeding; (c) by special legal counsel selected by the Board of Directors or by a committee of the Board as set forth in Subsection (a) or (b) of this Section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

8.05      Authorization of Indemnification and Reasonableness of Expenses. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indem-nification is permissible, except that if the determination that indem-nification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (c) of 8.04 for the selection of special legal counsel.

8.06       Mandatory Indemnification. The Company shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director if he has been wholly successful on the merits or otherwise, in the defense of the proceeding. If, in a suit for the indemnification required by this Section, a court of competent juris-diction determines that the director is entitled to indemnification under this Section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

8.07       Determination by a  Court. If a court of competent jurisdiction determines that a director is fairly and reasonably entitled to indem-nification in view of all the relevant circumstances, whether or not he has met the requirements set forth in 8.02 or has been adjudged liable in the cir-cumstances described by 8.03, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indem-nification to reasonable expenses if the proceeding is brought by or in behalf of the Company or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity.

8.08       Advancement of Reasonable Expenses. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding after: (a) the Company receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and (b) a determination that the facts then known to those making the determination would not preclude indemnification under this Article.  The written undertaking required by this Section must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section must be made in the manner specified by 8.04 for determining that indemnification is per-missible.

8.09      Other Participation. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

8.10       Indemnification of Officers. An officer of the Company shall be indemnified as, and to the same extent, provided by 8.06 and 8.07 for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Company may indemnify and advance expenses to an officer of the Company to the same extent that it may indemnify and advance expenses to directors under this Article.

8.11       Indemnification of Nominees and Designees. The Company may indem-nify and advance expenses to nominees and designees who are not or were not officers, employees, or agents of the Company who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to directors under this Article.

8.12      Further Indemnification. The Company may indemnify and advance expenses to an officer or person who is identified by 8.11 as a nominee or designee and who is not a director to such further extent, consistent with law, as may be provided by its Articles of Incorporation, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

8.13      Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a direc-tor, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this Article.

8.14       Reports to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to share-holders of a consent to action without a meeting, and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

8.15      Employee Benefit Plans. For purposes of this Article, the Company shall be deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

8.16       Miscellaneous. This Article shall not be construed to limit or negate any power of the Company to indemnify any person to the extent permitted by the Texas Business Corporation Act. If any part of this Article shall be found in any proceeding to be invalid or ineffective, the validity and effect of the remaining parts (as construed without regard to such invalid or ineffective part) shall not be affected.

ARTICLE IX

GENERAL PROVISIONS

9.01       Fiscal Year. The fiscal year of the Corporation shall begin and end at such time as the Board of Directors may determine.

9.02      Notes and Contracts. The Board of Directors shall determine how checks, notes, negotiable instruments and contracts for the receipt or payment of money, property or services in the name of or on behalf of the Corporation shall be executed and delivered and shall determine by what officials for the Corporation such execution and delivery shall be made.

9.03       Seal and Official Records. The seal of the Corporation, the stock certificate book, the minute book and its financial records shall be of the type determined and established by the Board of Directors and may be changed from time to time in its discretion.

9.04       Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative, for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

9.05       Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

ARTICLE X

AMENDMENT

10.01     Alteration, Amendment, or Repeal. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting (or such notice shall have been waived).